Product supplement AY To prospectus dated October 10, 2006 and prospectus supplement dated November 13, 2006	Registration Statement No. 333-137902 Dated October 10, 2006 Securities Act of 1933, Rule 424(b)(2)

Deutsche Bank AG

Mandatory Exchangeable Securities Linked to an Exchange Traded Fund

General

•    Deutsche Bank AG may offer and sell cash or physically settled non-principal protected securities (“securities”) linked to an exchange traded fund (the “Reference Fund”) from time to time. This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

•    The securities are senior unsecured obligations of Deutsche Bank AG

•    The securities will pay coupons at a rate specified in the relevant pricing supplement.

•    At maturity or upon any earlier exchange, we will pay you an amount of cash or deliver to you shares of the Reference Fund based on the performance of the Reference Fund over and/or during the term of the securities. The securities are not principal-protected and you may lose your entire investment.

•    For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” in this product supplement.

•    The securities will be issued in denominations that will be specified in the relevant pricing supplement. Minimum investment amounts will be specified in the relevant pricing supplement.

•    Investing in the securities is not equivalent to investing in the Reference Fund.

•    The issuer of the Reference Fund is not an affiliate of ours and is not receiving any of the proceeds of any offering of the securities. The obligations under the securities are our obligations only, and the issuer of any Reference Fund will have no obligations of any kind under the securities.

•    The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks, including the risk of complete loss of your initial investment. See “Risk Factors” beginning on page 5 of this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. In addition, the securities are not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

Deutsche Bank AG

June 18, 2009

In making your investment decision, you should rely only on the information contained or incorporated by reference in the pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”), and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

Summary Terms

Reference Fund	The exchange traded fund designated in the relevant pricing supplement accompanying this product supplement.

Face Amount	The denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement.

Issue Price	100% of the Face Amount, unless otherwise specified in the relevant pricing supplement.

Initial Fund Price	A price per share of the Reference Fund which will be specified in the relevant pricing supplement.

Cap Price

A price per share of the Reference Fund, beyond which you will no longer gain any benefit of any appreciation in the Reference Fund and which will be specified, if applicable, in the relevant pricing supplement.

Coupons

The securities will pay coupons as specified in the relevant pricing supplement. The pricing supplement will specify whether you will be entitled to receive any accrued but unpaid coupon in the event of any early exchange.

Payment at Maturity

The payment you will receive at maturity will be based on the performance of the Reference Fund during and/or over the term of the securities, as specified in the relevant pricing supplement. The securities are not principal protected and you may lose some or all of your initial investment at maturity. Any payment at maturity is subject to the credit of the Issuer.

Early Exchange Right

The relevant pricing supplement may also specify that either you or we have the right to cause, or that an independent event will cause, an early exchange of the securities. Upon an early exchange, the payment you will receive will be based on the performance of the Reference Fund during the term of the securities and/or up until the approximate time of exchange, as specified in the relevant pricing supplement. The securities are not principal protected and you may lose some or all of your initial investment upon an early exchange.

Settlement at Maturity or Upon an Early Exchange	The relevant pricing supplement will specify whether you will receive either cash or shares of the Reference Fund in satisfaction of the amount owing to you at maturity or upon any early exchange.

Whether the payment at maturity or upon any early exchange is cash settled or physically settled in shares of the Reference Fund will be specified in the relevant pricing supplement.

The securities are not principal protected and you may receive an amount of cash or a number of shares of the Reference Fund per security with a value on the Final Valuation Date (or an average value over the Averaging Dates) which is less than the Face Amount.

If you receive shares of the Reference Fund, any fractional shares will be paid in cash.

Exchange Rate

The Exchange Rate is a number of shares of the Reference Fund per security as specified in the relevant pricing supplement and is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Fund. See “Description of Securities—Anti-dilution Adjustments.”

Adjusted Closing Price

The Closing Price (as defined below) of a share of the Reference Fund as adjusted upon the occurrence of certain corporate events affecting the Reference Fund. See “Description of Securities—Anti-dilution Adjustments.”

Final Fund Price

The Adjusted Closing Price on the Final Valuation Date or the arithmetic average of the Adjusted Closing Prices on each of the Averaging Dates or such other date or dates as specified in the relevant pricing supplement.

Valuation Date(s)

The Final Fund Price will be determined on a single date, which we refer to as the “Final Valuation Date,” or on several dates, each of which we refer to as an “Averaging Date,” as specified in the relevant pricing supplement. We refer to such dates generally as “Valuation Dates” in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events, as described below. For the purposes of this product supplement, any dates specified in the pricing supplement for the purposes of valuing the Reference Fund upon an early exchange are either a “Final Valuation Date” if there is one such date, or Averaging Dates, if there are more than one such dates.

Maturity Date	As specified in the relevant pricing supplement. The Maturity Date is subject to postponement in the event of certain market disruption events, as described below.

Risk Factors

Your investment in the securities will involve certain risks. Investing in the securities is not equivalent to investing directly in the Reference Fund. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. The securities are not principal protected and you could lose all of your initial investment. You should consider carefully the following discussion of risks, together with the risk information contained in the prospectus supplement, the prospectus and the relevant pricing supplement, before you decide that an investment in the securities is suitable for you.

Unlike ordinary debt securities, the securities do not guarantee the return of your initial investment and expose you to the performance of the Reference Fund.

Unlike ordinary debt securities, the securities do not guarantee the return of your initial investment and expose you to the performance of equities by tracking the performance of the Reference Fund. The value of any shares of the Reference Fund or cash that you may receive at maturity or upon any early exchange could be less than your initial investment (and may be $0) and will be based on the performance the Reference Fund during the term of the security and/or as assessed at maturity or the time of an early exchange, if applicable. Even though the securities will pay you coupons, there is no guarantee that such coupons will be equivalent to what you could receive on our debt securities with comparable maturities or the debt securities of other issuers with comparable maturities and credit ratings. Accordingly, to ensure you receive compensation for the time value of your money while it is invested in the securities, you will be relying upon the performance of the Reference Fund over and/or during the term of the securities. In addition, you may not be entitled to receive any accrued but unpaid coupon in the event of an early exchange. If the Reference Fund underperforms, you may not receive a return that compensates you for the time value of your money and you may lose some or all of your initial investment. You should carefully review the relevant pricing supplement for the securities you are contemplating investing in to understand how the performance of the Reference Fund will affect your payment, if any, at maturity or upon any early exchange.

The value of the shares of the Reference Fund delivered at maturity or upon any early exchange may be different than the closing price of shares of the Reference Fund on the day or days used to determine your payment.

If the payment due to you at maturity or upon any early exchange will be made in shares of the Reference Fund, the value of the shares of the Reference Fund at the time it is delivered to you could be different than the value of the shares of the Reference Fund at the time the number of shares of the Reference Fund owing to you was determined. For example, if the day on which we calculate your payment at maturity by considering the closing price of a share of the Reference Fund on such day is five Business Days prior to the Maturity Date (and therefore the day on which you receive the Reference Fund), the closing price of a share of the Reference Fund could fall (or rise) between the day we calculate your payment at maturity and the Maturity Date.

This risk could be even more pronounced where we determine the value of the shares of the Reference Fund over a period of Averaging Dates. Where this is the case, market movements either during the averaging period or after it has finished and prior to the Maturity Date could mean that the value of the shares of the Reference Fund on the Maturity Date could be significantly less than the average value of the shares of the Reference Fund over the Averaging Dates.

Any payment on the securities is subject to our ability to pay our obligations as they become due.

The securities are senior unsecured debt obligations of Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on our ability to satisfy our obligations as they become due. As a result, our actual and perceived creditworthiness will affect the market value of the securities, and in the event we were to default on our obligations you may not receive any amount owed to you under the terms of the securities.

Investing in the securities is not equivalent to investing in the Reference Fund.

Investing in the securities is not equivalent to investing directly in the Reference Fund. Your payment at maturity or upon any early exchange will be based on the performance of the Reference Fund during and/or over the term of the securities but such payment will be derivative of the performance and will not directly replicate the performance. For example, your return may be capped at a particular percentage of the Face Amount, meaning that even if the Reference Fund has appreciated considerably over the term of your investment, you will not gain the benefit of any appreciation in excess of any specified cap. Further, if you owned the Reference Fund rather than the securities, you may be able to exploit advantageous price movements in shares of the Reference Fund by, for example, selling the Reference Fund to capture an appreciation in its value. If you hold the securities, the market value of the securities may not track the price of shares of the Reference Fund nor may there be a ready secondary market for the securities. It is possible for the value of the Reference Fund to increase while the value of the securities declines. You may be forced to hold the securities until their maturity, at which time any advantageous performance of the Reference Fund may have ceased or been reversed. Other differences between investing in the securities and investing directly in the Reference Fund are set out below and will be set out in the relevant pricing supplement for a particular issuance of securities.

You will have no ownership rights in the Reference Fund.

As an investor in the securities, you will not have any ownership interest or rights in the Reference Fund, such as voting rights, dividend payments or other distributions.

We have no affiliation with the issuer of the Reference Fund or the components underlying the Reference Fund.

The sponsor of the Reference Fund (the “Sponsor”) is not an affiliate of ours and is not involved in any way in any of our offerings of securities pursuant to this product supplement. Consequently, we have no control over the actions of the Sponsor, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity or upon any early exchange. The Sponsor has no obligation to consider your interest as an investor in the securities in taking any corporate actions that might affect the value of your securities.

In addition, as we are not affiliated with the Sponsor, we do not assume any responsibility for the adequacy of the information about the Reference Fund or the Sponsor contained in this product supplement, any pricing supplement or in any of the Sponsor’s publicly available filings. We are not responsible for the Sponsor’s public disclosure of information on itself or the Reference Fund, whether contained in Securities and Exchange Commission filings or otherwise. As an investor in the securities, you should make your own investigation into the Reference Fund.

Except as we may otherwise describe in the relevant pricing supplement, we will not be affiliated with any of the companies whose stocks are included in any equity based Reference Fund. As a result, we will have no ability to control the actions of such companies, including actions that could affect the value of the component stocks underlying the Reference Fund. None of the money you pay us will go to the Sponsor or any of the companies included in the Reference Fund, and none of those companies will be involved in the offering of the securities in any way. Neither those companies nor we will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you.

Deutsche Bank AG and its affiliates may act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the securities. If at any time Deutsche Bank AG or its affiliates or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

The securities are not designed to be short-term trading instruments and there is no guarantee of an early exchange right.

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the Face Amount of the securities, even in cases where the Reference Fund has appreciated over the term of the securities. The potential returns described in the relevant pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity or an early exchange, if applicable. An early exchange right will apply to your securities only if specified in relevant pricing supplement. The absence of an early exchange right will mean that you will be required to hold your securities until maturity.

Prior to maturity, the value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities. We expect that, generally, the price of shares of the Reference Fund and interest rates on any day will affect the value of the securities more than any other single factor. However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the price of shares of the Reference Fund. The value of the securities will be affected by a number of factors that may either offset or magnify each other, including:

•	the market price of the components underlying the Reference Fund;

•	the dividend rate paid in respect of, or on each of the component stocks underlying, any equity based Reference Fund (to the extent any dividends affect the value of the Reference Fund);

•	the expected volatility (frequency and magnitude of changes in value) in the Reference Fund;

•	supply and demand for the securities;

•

economic, financial, political and regulatory or judicial events that affect each of the components underlying the Reference Fund or markets generally and that may affect the relevant Closing Prices on any relevant day;

•	the exchange rate and the volatility of the exchange rate of the U.S. dollar and any other currencies relevant to the Reference Fund;

•	interest and yield rates in the market generally, and the volatility of those rates;

•	the time remaining to the maturity of the securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

No one can accurately predict the future performance of the Reference Fund based on its historical performance. The value of the Reference Fund may decrease such that you may not receive any return of your investment.

The payment at maturity will not be adjusted for changes in exchange rates related to the U.S. dollar that might affect a Reference Fund whose underlying components are traded in currencies other than the U.S. dollar.

Although the components underlying a Reference Fund may be traded in, or their closing prices may be converted into, currencies other than U.S. dollars, the securities, which are linked to the Reference Fund, are denominated in U.S. dollars, and the amount payable on the securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the components underlying the Reference Fund are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Final Fund Price. The amount we pay in respect of the securities on the maturity date will be determined solely in accordance with the procedures set forth under “Description of Securities—Payment at Maturity.”

The securities may be subject to currency exchange risk.

Because the prices of the components underlying a Reference Fund may be converted by the Sponsor into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the value of the Reference Fund, holders of the securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such Reference Fund. An investor’s net exposure will depend on the extent to which the currencies of the components underlying any such Reference Fund strengthen or weaken against the U.S. dollar or such other currency. If, taking into account such weighting, the U.S. dollar or such other currency weakens against the respective component currencies, the value of any such Reference Fund may be positively affected, and the Payment at Maturity of the securities may be reduced.

In addition, the Reference Fund may track the performance of currencies. In this case, the return you receive on the securities will be directly linked to currency exchange risk.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the countries represented in the Reference Fund and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the Reference Fund, the United States and other countries important to international trade and finance.

We have no control over exchange rates of the currencies.

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a security that is linked to a Reference Fund (which is quoted and traded in U.S. dollars) holding foreign securities (that are quoted and traded in a foreign currency).

We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

There are risks associated with investments in securities linked to a Reference Fund consisting of foreign equity securities.

Investments in securities linked to the value of a Reference Fund consisting of foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in such Reference Fund. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in countries other than the United States that may underlie certain Reference Funds may be affected by political, economic, financial and social factors in such jurisdictions, including changes in a country’s government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The value of the securities may be subject to emerging markets risk.

The value of the securities may be subject to the political and economic risks of emerging market countries through certain Reference Funds. Some Reference Funds may be linked to companies that are located in emerging market countries and whose securities trade on the exchanges of emerging market countries. In recent years, some emerging markets have undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against market reforms has occurred. With respect to any emerging market nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market nation. Political or economic instability could have an adverse effect on the market value and payment at maturity of your securities.

Historical performance of the Reference Fund is not indicative of future performance.

The future performance of the Reference Fund cannot be predicted based on its historical performance. We cannot guarantee that the price of shares of the Reference Fund will increase or decrease. In addition, there can be no assurance that the return on the securities will be positive.

The performance of a Reference Fund may not correlate perfectly with the performance of an index on which the Reference Fund is based.

The shares of a Reference Fund are subject to market supply and investor demand and the market value of one share of the Reference Fund may differ from the net asset value per share of the Reference Fund. In addition, if the Reference Fund is designed to track an index, the Reference Fund will reflect transaction costs and fees that are not included in the calculation of the index on which the Reference Fund may be based. Because of the imperfect correlation between the performance of the Reference Fund and the performance of the index on which the Reference Fund is based, the return on the securities will not be the same as an investment directly in the Reference Fund or in the index or in the equity securities included in such index, and will not be the same as a debt security with a payment at maturity linked to the performance of the index on which the Reference Fund is based.

The Sponsor may adjust the Reference Fund in ways that affect the price of shares of the Reference Fund, and the Sponsor has no obligation to consider your interests.

The Sponsor is responsible for calculating and maintaining the Reference Fund. The Sponsor can add, delete or substitute the components underlying the Reference Fund or make other methodological changes that could change the price of shares of the Reference Fund. You should realize that the changing of companies included in the Reference Fund may affect the Reference Fund, as a newly added company may perform significantly better or worse than the company it replaces. Additionally, the Sponsor may alter, discontinue or suspend calculation or dissemination of the Reference Fund. Any of these actions could adversely affect the value of the securities. The Sponsor has no obligation to consider your interests in calculating or revising the Reference Fund.

The policies of the sponsor of the Reference Fund and changes that affect the Reference Fund or any index on which the Reference Fund may be based could adversely affect the amount payable on your securities and their market value.

The policies of the Sponsor concerning the calculation of the Reference Fund’s net asset value, additions, deletions or substitutions of securities in the fund and the manner in which changes affecting any relevant index are reflected in the Reference Fund could affect the market price of shares of the Reference Fund and, therefore, the amount payable on the securities at maturity and the market value of the securities before that date. The amount payable on the securities and its market value could also be affected if the Sponsor changes these policies, for example, by changing the manner in which it calculates the Reference Fund’s net asset value, or if the Sponsor discontinues or suspends calculation or publication of the Reference Fund’s net asset value, in which case it may become difficult to determine the market value of the securities. If events such as these occur or if the Final Fund Price is not available on the relevant Valuation Date because of a market disruption event or for any other reason, the calculation agent may determine the Final Fund Price on the relevant Valuation Date and thus the amount payable on the Maturity Date in a manner it considers appropriate in its sole discretion. We describe the discretion that the calculation agent will have in determining the Final Fund Price on the Valuation Date and the amount payable on the securities more fully below under “We or our affiliates may have economic interests adverse to those of the holders of the securities,” and in the accompanying pricing supplement.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

The original issue price of the securities includes each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such price may differ from values determined by pricing models used by Deutsche Bank AG or its affiliates as a result of such compensation or other transaction costs.

Anti-dilution protection is limited.

The calculation agent will make adjustments to the Share Adjustment Factor applicable to a Reference Fund for certain events affecting the Reference Fund. The calculation agent is not required, however, to make such adjustments in response to all actions. If such an event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. See “Description of Securities—Anti-Dilution Adjustments” for further information.

We or our affiliates may have economic interests adverse to those of the holders of the securities.

Deutsche Bank AG and other affiliates of ours may trade the Reference Fund and financial instruments related to the Reference Fund on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and these affiliates may also underwrite or assist unaffiliated entities in the issuance or underwriting of the Reference Fund and may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Reference Fund. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the price of shares of the Reference Fund and, accordingly, could affect the value of the securities and the payment you receive at maturity.

We or our affiliates may currently or from time to time engage in business with the issuer of the Reference Fund, including extending loans to, making equity investments in, or providing advisory services to, it, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the issuer of the Reference Fund, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the issuer of the Reference Fund. Any prospective purchaser of securities should undertake an independent investigation of the issuer of the Reference Fund as is in its judgment appropriate to make an informed decision with respect to an investment in the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the price of shares of the Reference Fund. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

We may have hedged our obligations under the securities directly or through certain affiliates, and we or they would expect to make a profit on any such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. Although they are not expected to, these hedging activities may adversely affect the market price of shares of the Reference Fund and, therefore, the market value of the securities. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the market value of the securities declines.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Final Fund Price, the Exchange Rate, any anti-dilution adjustments, the coupons payable and the amount of Reference Fund or cash payable at maturity or upon any early exchange, as applicable. The calculation agent will also be responsible for determining whether a market disruption event has occurred and whether a day is a coupon payment date. In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where Deutsche Bank AG, London Branch, as the calculation agent, is entitled to exercise discretion.

Potentially inconsistent research, opinions or recommendations by Deutsche Bank AG may affect the market value of the securities.

Deutsche Bank AG or any of its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities. Any such research, opinions or recommendations could affect the value of the shares of the Reference Fund, and therefore the market value of the securities.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Reference Fund and calculating the amount that we are required to pay you at maturity or upon any early exchange. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the Valuation Dates and the Maturity Date will be postponed, and your return will be adversely affected. See “Description of Securities—Certain Defined Terms—Market Disruption Event.”

We cannot assure you that the public information provided on the issuer of the Reference Fund is accurate or complete.

All disclosures contained in the relevant pricing supplement and this product supplement regarding the issuer of the Reference Fund are derived from publicly available documents and other publicly available information. We have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer of the Reference Fund in connection with the offering of the securities. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuer of the Reference Fund are accurate or complete, and are not responsible for public disclosure of information by the issuer of the Reference Fund, whether contained in filings with the Securities and Exchange Commission, which we refer to as the SEC, or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant pricing supplement, including events that would affect the accuracy or completeness of the public filings of the issuer of the Reference Fund or the value of the Reference Fund (and, therefore, the Final Fund Price and the value of the shares of the Reference Fund or the amount of cash, payable to you at maturity or upon any early exchange, as applicable), will have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the Reference Fund could affect the amount you will receive at maturity of the securities and, therefore, the trading prices of the securities. Any prospective purchaser of the securities should undertake an independent investigation of the issuer of the Reference Fund as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

Hedging and trading activity by us or our affiliates could adversely affect the value of the securities.

Deutsche Bank AG and other affiliates of ours will carry out hedging activities related to the securities (and possibly to other instruments linked to the Reference Fund or its components), including trading in the stocks that constitute the Reference Fund as well as in other instruments related to the Reference Fund or its underlying components. Deutsche Bank AG and some of our other subsidiaries also trade the components that constitute the Reference Fund and other financial instruments related to the Reference Fund and the components that constitute the Reference Fund on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date could potentially affect the price of shares of the Reference Fund. Additionally, such hedging or trading activities during the term of the securities could adversely affect the value of the Reference Fund on the Valuation Dates, and, accordingly, the amount of cash you will receive at maturity.

The U.S. federal income tax consequences of an investment in the securities are unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain and no assurance can be given that the IRS or a court will agree with the treatment of the securities described in the section of this product supplement entitled “Certain U.S. Federal Income Tax Consequences” (i.e., as prepaid financial contracts to acquire shares of the Reference Fund or an equivalent amount of cash, with associated payments by us to you equal to the stated coupon payments on the securities). If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. As described in “Certain U.S. Federal Income Tax Consequences,” on December 7, 2007, the Department of the Treasury (“Treasury”) and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. In addition, as described under “Certain U.S. Federal Income Tax Consequences,” the securities could be treated (in whole or part) as subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge.

Both U.S. and non-U.S. holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the December 7, 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Securities” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. The term “security” refers to one of our Mandatory Exchangeable Securities Linked to an Exchange Traded Fund.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to the exchange traded fund of an issuer as specified in the relevant pricing supplement (the “Reference Fund”). The securities are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar.

We will pay coupons on the securities at the rate specified in the relevant pricing supplement. The payment at maturity will be based on the performance of the Reference Fund during and/or over the term of the securities. At maturity or upon any earlier exchange, we will pay you an amount of cash or shares of the Reference Fund based on the performance of the Reference Fund during and/or over the term of the securities, as further described below and as specified in the relevant pricing supplement. The securities are not principal protected and you may receive less, and potentially significantly less, than your initial investment at maturity or upon any early exchange. It is possible you could lose your entire investment in the securities. Any payment at maturity is subject to the credit of the Issuer.

A liquid secondary market for the securities does not exist. Deutsche Bank does not guarantee any secondary market price for the securities. If requested by an investor, Deutsche Bank may at its sole discretion provide a quote, depending on a number of factors such as the market conditions described above. Assuming no changes in market conditions or any other relevant factors, the value of the securities on the date of original issuance will be less than the original issue price.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency. In addition, the securities are not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The Face Amount and issue price of each security will be specified in the relevant pricing supplement. The securities will be represented by one or more permanent global securities registered in the name of DTC or its nominee, as described under “Description of Securities—Form, Legal Ownership and Denomination of Securities” in the prospectus supplement and “Forms of Securities—Global Securities” in the prospectus.

The specific terms of the securities, including the coupon rate and formula for calculating your payment at maturity or upon any early exchange (including the method of settlement) will be described in the relevant pricing supplement accompanying this product supplement. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement shall control.

Certain Defined Terms

Unless otherwise specified in the relevant pricing supplement, the following definitions will apply to the securities.

Adjusted Closing Price means the Closing Price of a share of the Reference Fund times the then-current Share Adjustment Factor.

Adjusted Intraday Price means the Intraday Price of a share of the Reference Fund times the then-current Share Adjustment Factor.

Business Day means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

Cap Fraction will be the Cap Price (defined below) divided by the Final Fund Price, unless otherwise specified in the relevant pricing supplement.

Cap Price means a price per share of the Reference Fund, beyond which you will no longer gain any benefit of any appreciation in the Reference Fund and which will be specified, if applicable, in the relevant pricing supplement.

Cash Value means an amount in cash per security equal to the product of (a) the Exchange Rate and (b) the Closing Price of one share of the Reference Fund.

Closing Price for one share of the Reference Fund (or one unit of any other security for which a closing price must be determined) on any Trading Day means:

•

if the shares of the Reference Fund (or any such other security) are listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of the NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Reference Fund (or any such other security) is listed or admitted to trading, or

•

if the shares of the Reference Fund (or any such other security) are not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day,

•

with respect to any such other security, if such security is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day in the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading, or

•

otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the shares of the Reference Fund (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Coupon Payment Date means each date as specified in the relevant pricing supplement; provided, that no Coupon Payment Date shall be more than twelve months after the immediately prior Coupon Payment Date or issue date of the securities, as applicable. If any day on which a coupon payment or an amount in respect of the Face Amount is due is not a Business Day, the payment will be made with the same force and effect on the next succeeding Business Day, but no additional coupon will accrue as a result of the delayed payment, and the next Coupon Payment Period will commence as if the payment had not been delayed.

Coupon Payment Period means the period beginning on and including the issue date of the securities and ending on but excluding the first Coupon Payment Date, and each successive period beginning on and including an Coupon Payment Date and ending on but excluding the next succeeding Coupon Payment Date, or as specified in the relevant pricing supplement.

Coupon Rate is a rate that will be specified in the relevant pricing supplement.

Early Exchange Date means the day specified in the relevant pricing supplement. If the scheduled Early Exchange Date (as specified in the relevant pricing supplement) is not a Business Day, then the Early Exchange Date will be the next succeeding Business Day following such scheduled Early Exchange Date. If, due to a Market Disruption Event or otherwise, the Final Valuation Date or final Averaging Date is postponed so that it falls on a day that is less than three Business Days prior to the scheduled Early Exchange Date, the Early Exchange Date will be the third Business Day following such Final Valuation Date or final Averaging Date, as postponed, unless otherwise specified in the relevant pricing supplement.

Exchange Rate means a number of shares of Reference Fund per security and is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Fund. See “—Anti-dilution Adjustments” below.

Face Amount means the denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement.

Final Fund Price means the Adjusted Closing Price on the Final Valuation Date or the arithmetic average of the Adjusted Closing Prices of the Reference Fund on each of the Averaging Dates or such other date or dates as specified in the relevant pricing supplement.

Initial Fund Price means a price per share of the Reference Fund which will be specified in the relevant pricing supplement.

Intraday Price for one share of the Reference Fund (or one unit of any other security for which an intraday price must be determined) at any time during any trading day (including at the close) means:

•

if the shares of the Reference Fund (or any such other security) are listed or admitted to trading on a national securities exchange (other than the NASDAQ Stock Market, the most recently reported sale price, regular way, at such time during the principal trading session on such day on the principal national securities exchange registered under the Exchange Act on which the Reference Fund (or any such other security) is listed or admitted to trading,

•

if the shares of the Reference Fund (or any such other security) are a security of the NASDAQ Stock Market, the most recently reported sale price, regular way, at such time during the principal trading session on such day quoted by the NASDAQ Stock Market,

•

if the shares of the Reference Fund (or any such other security) are not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the FINRA, the most recently reported sale price at such time during the principal trading session on the OTC Bulletin Board Service on such day, or

•

with respect to any such other security, if such security is issued by a foreign issuer and its closing price cannot be determined as set forth in the three bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the most recently reported sale price, regular way, at such time during the principal trading session on such day in the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading.

Issue Price means 100% of the Face Amount, unless otherwise specified in the relevant pricing supplement.

Maturity Date means the day specified in the relevant pricing supplement. If the scheduled Maturity Date is not a Business Day, then the Maturity Date will be the next succeeding Business Day following the scheduled Maturity Date. If, due to a Market Disruption Event or otherwise, the Final Valuation Date or final Averaging Date is postponed so that it falls on a day that is less than three Business Days prior to the scheduled Maturity Date, the Maturity Date will be the third Business Day following such Final Valuation Date or final Averaging Date, as postponed, unless otherwise specified herein or in the relevant pricing supplement.

Market Disruption Event means, with respect to the Reference Fund (or any other security for which a Closing Price must be determined), a determination by the calculation agent in its sole discretion that the occurrence of continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to effect transactions in the Reference Fund or any instrument related to the Reference Fund or to adjust or unwind all or a material portion of any hedge position in the Reference Fund with respect to the securities:

•

the occurrence or existence of a suspension, material limitation or absence of trading of the shares of the Reference Fund (or such other security) on the Relevant Exchange for such shares (or such other security) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

•

a breakdown or failure in the price and trade reporting systems of the Relevant Exchange for the shares of the Reference Fund (or such other security) as a result of which the reported trading prices for the shares of the Reference Fund (or such other security) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate;

•

a suspension, material limitation or absence of trading on the primary market for trading in futures or options contracts related to the shares of the Reference Fund (or such other security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

•	a decision to permanently discontinue trading in the related options contract.

For the purpose of determining whether a Market Disruption Event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market,

•

limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the Securities and Exchange Commission or any other relevant authority of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading,

•	a suspension of trading in futures or options contracts on the Reference Fund (or such other security) by the primary securities market trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such securities exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Reference Fund (or such other security), as determined by the calculation agent in its sole discretion.

A “suspension, absence or material limitation of trading” on any Relevant Exchange or the primary securities market on which futures or options contracts related to the Reference Fund (or such other security) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant Exchange means the primary U.S. exchange or market for trading for the Reference Fund (or any security for which a Closing Price or Intraday Price must be determined).

Share Adjustment Factor initially means 1.0 and is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Fund. See “—Anti-dilution Adjustments” below

Trade Date means the day we price the securities for initial sale to the public (the Trade Date will be specified in the relevant pricing supplement).

Trading Day means a day, as determined by the calculation agent, on which trading is generally conducted on the Relevant Exchange and on which a Market Disruption Event has not occurred.

Valuation Date(s) will be either a single date, which we refer to as the “Final Valuation Date,” or several dates, each of which we refer to as an “Averaging Date,” and any such date is subject to adjustment as described below. The relevant pricing supplement will specify the manner in which the Final Fund Price is determined. For the purposes of this product supplement, any dates specified in the pricing supplement for the purposes of valuing the Reference Fund upon an early exchange are either a “Final Valuation Date” if there is one such date, or Averaging Dates, if there are more than one such dates.

Payment at Maturity or Upon an Early Exchange

The payment you will receive at maturity will be based on the performance of the Reference Fund during and/or over the term of the securities, as specified in the relevant pricing supplement.

The relevant pricing supplement may also specify that either you or we have the right to cause, or that an independent event will cause, an early exchange of the securities. Upon an early exchange, the payment you will receive will be based on the performance of the Reference

Fund during the term of the securities and/or up until the approximate time of redemption, as specified in the relevant pricing supplement. The securities are not principal protected and you may lose some or all of your initial investment at maturity or upon any early exchange.

The relevant pricing supplement will specify whether you will receive either cash or shares of the Reference Fund in satisfaction of the amount owing to you at maturity or upon any early exchange. If we pay you solely in cash, the amount of cash will be equal to the Cash Value, subject to any caps on or other specifications concerning your payment at maturity or upon early exchange. If we pay you solely in shares of the Reference Fund (ignoring any cash delivered for fractional shares), the amount of shares of the Reference Fund per security will be equal to the Exchange Rate, subject to any caps or other limitations on your payment at maturity or upon an early exchange.

Whether the payment at maturity or upon any early exchange is cash settled or physically settled in shares of the Reference Fund may be at our discretion and/or your discretion, as specified in the relevant pricing supplement.

The securities are not principal protected and you may receive an amount of cash or a number of shares of the Reference Fund per security with a value on the Final Valuation Date (or an average value over the Averaging Dates) of less than the Face Amount. It is possible that you could lose your entire investment in the securities.

Adjustments to Valuation Dates and Payment Dates

A Valuation Date is any Final Valuation Date, Averaging Date, trade date (as that term is defined in the relevant pricing supplement) or other date specified in the pricing supplement on which a value for the Reference Fund is required and is subject to adjustment as described below.

Upon an adjustment to a Valuation Date other than a trade date, the Maturity Date or any other date on which a payment is made to the holder of the securities based on the value of the Reference Fund on a Valuation Date (together with a Maturity Date, a “Payment Date”) will be adjusted as well. Payment Dates will also be adjusted if they are not Business Days.

The relevant pricing supplement may specify an alternative method of adjustment to Valuation Dates and Payment Dates which applies to a specific issuance of securities. If this is the case, the pricing supplement will set out in full how the adjustments will occur.

If a note is issued with a term (from but excluding the settlement date to and including the Maturity Date, each as specified in the relevant pricing supplement) of one year or less, the provisions which follow will apply but the Valuation Date and the Maturity Date will adjust so that the term (calculated as described above) remains less than or equal to one year.

Adjustments to Valuation Dates

For the Reference Fund, the following adjustments will be made for Market Disruption Events and non-Trading Days, as applicable.

If:

(a)	a Valuation Date is not a Trading Day; or

(b)	a Market Disruption Event for the Reference Fund occurs or is continuing on a Valuation Date,

then the applicable Valuation Date for the Reference Fund, as applicable, will be postponed to the immediately succeeding Trading Day, on which no Market Disruption Event for the Reference Fund occurs or is continuing. The Valuation Date will not be postponed later than the tenth scheduled Trading Day, after the Valuation Date (the “Tenth Day”).

If:

(a)	the Tenth Day is not a Trading Day; or

(b)	a Market Disruption Event for the Reference Fund occurs or is continuing on the Tenth Day,

then, on the Tenth Day the Calculation Agent will determine the Closing Price of the Reference Fund using the formula for, and method of calculating, the Final Fund Price last in effect prior to the commencement of the Market Disruption Event or initial non-Trading Day for the Reference Fund, using the closing level of each constituent of the Reference Fund or, and at the Calculation Agent’s discretion, the mean, as determined by the Calculation Agent, of the bid prices for shares of the Reference Fund on the Tenth Day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. (Bids of Deutsche Bank Securities Inc. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.)

Consequences for Adjustments to Valuation Dates

If the scheduled Payment Date is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date. If, due to a Market Disruption Event or otherwise, the Final Valuation Date or final Averaging Date is postponed so that it falls on a day that is less than three Business Days prior to the scheduled Payment Date, the Payment Date will be the third Business Day following such Final Valuation Date or final Averaging Date, as postponed.

No Fractional Share

If we deliver shares of the Reference Fund to you at maturity or upon any early exchange, we will pay cash in lieu of delivering any fractional share of the Reference Fund in an amount equal to the product of the Closing Price of the Reference Fund multiplied by such fractional amount as determined by the calculation agent on the applicable Valuation Date.

Delivery of Shares of Reference Fund

We may designate any of our affiliates to deliver any shares of the Reference Fund or any Exchange Property (as defined in “Description of Securities—Anti-dilution Adjustments”) pursuant to the terms of the securities, and we shall be discharged of any obligation to deliver such shares of the Reference Fund or any Exchange Property to the extent of such performance by our affiliates. Reference in this product supplement to delivery of shares of the Reference Fund or any Exchange Property by us shall also include delivery of such shares by our affiliates.

We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds or other property sufficient to make payments of the amount payable or deliveries of property deliverable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount or deliver such property to the holders of the securities entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

Coupon Payments

Unless otherwise specified in the relevant pricing supplement, the coupon payments per security for each Coupon Payment Period will be calculated as follows:

Face Amount x Coupon Rate x (Number of Days in the Coupon Payment Period / 360),

where the “Number of Days” will be calculated on the basis of a year of 360 days with twelve months of thirty days each.

Coupon payments on the securities will be at a rate per annum specified in the relevant pricing supplement. Unless otherwise specified in the relevant pricing supplement, coupon payments will accrue from the issue date of the securities to but excluding the Maturity Date, and coupon payments will be made in arrears on each Coupon Payment Date to and including the Maturity Date, to the holders of record at the close of business on the date 5 calendar days prior to the corresponding Coupon Payment Date, whether or not such fifth calendar day is a Business Day. The pricing supplement will specify whether you will be entitled to receive any accrued but unpaid coupon on the securities in the event of an early exchange. If the Maturity Date is adjusted due to a Market Disruption Event, the coupon payment due on the Maturity Date will be made on the Maturity Date as adjusted, with the same force and effect as if the Maturity Date had not been adjusted, but no additional coupon payment will accrue or be payable as a result of the delayed payment.

Discontinuance of the Reference Fund and/or its Tracked Index; Alteration of Method of Calculation

If the Reference Fund is liquidated or otherwise terminated (a “Liquidation Event”), then the provisions of this section will apply. In the case of a Reference Fund that does not seek to track an index, the Liquidation Event provisions will be specified in the relevant pricing supplement. In the case of a Reference Fund that seeks to track an index (the “Tracked Index”), any price of the Reference Fund required for the purposes of the securities will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing level of the Tracked Index (or any successor index to the Tracked Index, as described below) on any Relevant Date (taking into account any material changes in the method of calculating the Tracked Index following such Liquidation Event) times (ii) a fraction, the numerator of which is the closing price of the Reference Fund and the denominator of which is the closing level of the Tracked Index (or any Successor Tracked Index, as described below), each determined as of the last day prior to the occurrence of the Liquidation Event on which a closing price of the Reference Fund was available.

If the sponsor of the Tracked Index discontinues publication of the Tracked Index and the sponsor or another entity publishes a successor or substitute index that the Issuer, as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Tracked Index (such index being referred to herein as a “Successor Tracked Index”), then any subsequent closing price following a Liquidation Event will be determined by reference to the published value of such Successor Tracked Index at the regular weekday close of trading on any Trading Day on which the closing price is relevant to the payment at maturity.

Upon any selection by the Calculation Agent of a Successor Tracked Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to DTC, as holder of the security, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the security, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the sponsor of the Tracked Index discontinues publication of the Tracked Index prior to, and such discontinuance is continuing on, the Relevant Date following a Liquidation Event and the Issuer, as the Calculation Agent, determines, in its sole discretion, that no Successor Tracked Index is available at such time, then the Calculation Agent will determine the closing level of the Tracked Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for calculating the Tracked Index last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on the Relevant Date of each security most recently composing the Tracked Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the Tracked Index may adversely affect the value of the securities.

Anti-dilution Adjustments

Share Splits and Reverse Share Splits

If the shares of a Reference Fund are subject to a share split or reverse share split, then once such split has become effective, the Share Adjustment Factor, which will initially be set at 1.0, will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)	the number of shares which a holder of one share of a Reference Fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share Dividends or Distributions

If a Reference Fund is subject to a share dividend, i.e., an issuance of additional shares of a Reference Fund that is given ratably to all or substantially all holders of shares of a Reference Fund, then, once the dividend or distribution has become effective and the shares of a Reference Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

(a)	the prior Share Adjustment Factor, and

(b)	the number of additional shares issued in the share dividend or distribution with respect to one share of a Reference Fund.

Non-cash Distributions

If a Reference Fund distributes shares of capital stock, evidences of indebtedness or other assets or property of a Reference Fund to all or substantially all holders of shares of a Reference Fund (other than (i) share dividends or distributions referred to under “— Share Dividends or Distributions” above and (ii) cash dividends referred to under “— Extraordinary Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of a

Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)	a fraction, the numerator of which is the Current Market Price of one share of a Reference Fund and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of the shares of a Reference Fund means the arithmetic average of the closing prices of one share of a Reference Fund for the ten Trading Days prior to the Trading Day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Share Adjustment Factor.

“Ex-dividend date” means the first Trading Day on which transactions in the shares of a Reference Fund trade on the Relevant Exchange without the right to receive that cash dividend or other cash distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Extraordinary Cash Dividends or Distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a Reference Fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for a Reference Fund by an amount equal to at least 10% of the closing price of a share of the Reference Fund on the first Trading Day immediately preceding the ex-dividend date.

If an extraordinary cash dividend occurs, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)	a fraction, the numerator of which is the Closing Price of a Reference Fund on the Trading Day before the ex-dividend date and the denominator of which is the amount by which that Closing Price exceeds the extraordinary dividend amount.

Other Terms of the Securities

Calculation Agent

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the price of shares of the Reference Fund, the Initial Fund Price, the Final Fund Price, the Exchange Rate, any anti-dilution adjustments, the coupon payable on any Coupon Payment Date and the Cash Value, as applicable, that we will pay you at maturity. The calculation agent will also be responsible for determining whether a Market Disruption Event has occurred and whether a day is a Coupon Payment Date. All determinations made by the calculation agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity and on each Coupon Payment Date, on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date, each Coupon Payment Date and any day on which a payment or delivery is to be made in respect of an early exchange, as applicable.

All calculations with respect to the price of shares of the Reference Fund, the Initial Fund Price, the Final Fund Price, the Exchange Rate or the Cash Value, as applicable, and any payment on any Coupon Payment Date per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate Face Amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities—Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per security upon any acceleration of the securities will be calculated as if the date of acceleration were the Final Valuation Date, plus, if applicable, any accrued coupon payments on the securities. If the securities have more than one Valuation Date, then for each Valuation Date scheduled to occur after the date of acceleration, the Trading Days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) shall be the corresponding Valuation Dates, unless otherwise specified in the relevant pricing supplement. Upon any acceleration of the securities, any coupon payments will be calculated on the basis of 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Coupon Payment Date for which coupon payments were made.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities—Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the relevant pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance—The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate Face Amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes—Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA”) in the City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax consequences of ownership and disposition of the securities.

The following discussion only applies to an investor who holds the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described below, possibly retroactively. This summary does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold the securities as a part of a hedging transaction, straddle, conversion or integrated transaction, U.S. holders (as defined below) who have a “functional currency” other than the U.S. dollar, non-U.S. investors whose gain or loss with respect to the securities is effectively connected with the conduct of a trade or business in the United States, or any individual non-U.S. investor who is present in the United States for 183 days or more in a taxable year in which the investor’s securities are sold or retired. The tax consequences of ownership and disposition of shares of the Reference Fund are not discussed. Additionally, except as pertains to the withholding tax discussed below under “—Tax Consequences to Non-U.S. Holders,” the effect of the U.S. federal tax laws on an investment in the securities by non-U.S. investors is not discussed.

In addition, we will not attempt to ascertain whether the Reference Fund (or any entity whose equity securities are owned by the Reference Fund) would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If the Reference Fund (or any entity whose equity securities are owned by the Reference Fund) were so treated, adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange or retirement of the securities. You should refer to information filed with the SEC or the equivalent government authority by such entities and consult your tax adviser regarding the possible consequences to you if such an entity is or becomes a PFIC or a USRPHC.

Tax Treatment of the Securities

Unless otherwise provided in the relevant pricing supplement, we believe it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts to acquire shares of the Reference Fund or an equivalent amount of cash, with associated payments by us to you equal to the stated coupon payments on the securities, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and no assurance can be given that the IRS or a court will agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the above treatment of the securities will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the securities who is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Unless otherwise provided in the applicable pricing supplement and assuming the treatment of the securities described above is respected, the following are certain material U.S. federal income tax consequences of the ownership and disposition of the securities under current law.

Coupons. There is no direct authority under current law addressing the proper tax treatment of the coupons on the securities or on instruments similar to the securities, and the treatment is uncertain. The coupons may in whole or in part be treated as ordinary income to you when received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. To the extent that we may be required to file information returns with respect to certain U.S. holders, we intend to treat the coupons as ordinary income. You should consult your tax adviser concerning the treatment of the coupons, including the possibility that they may be treated, in whole or in part, as not includible in income on a current basis. This treatment would affect the amount of your gain or loss upon a sale of the securities or upon cash settlement at maturity or upon early exchange, or your basis in any shares of the Reference Fund delivered to you at maturity, as applicable.

Delivery of the Shares of the Reference Fund at Maturity or Upon Early Exchange. If shares of the Reference Fund are delivered to you upon settlement at maturity or early exchange, you should not recognize gain or loss with respect to such shares received. Consistent with this position, you should have an aggregate tax basis in the shares of the Reference Fund (including any fractional share) equal to your adjusted tax basis in the securities (excluding any basis attributable to accrual of the final coupon payment) and should have a holding period in the shares beginning on the day after receipt. With respect to any cash received in lieu of a fractional share of the Reference Fund, you generally should recognize capital gain or loss in an amount equal to the difference between the amount of that cash and the tax basis allocable to the fractional share.

Sale or Cash Settlement Upon Early Exchange or at Maturity. Upon a sale of the securities prior to maturity or a cash settlement upon early exchange or at maturity, you generally should recognize capital gain or loss equal to the difference between (i) the amount of cash received (other than any coupon payment received from us) and (ii) your tax basis in the securities, although the treatment of any amount received upon a sale and attributable to accrued but unpaid coupon is unclear. Such capital gain or loss will be long-term capital gain or loss if you have held the securities for more than one year at the time of sale or cash settlement, subject to the potential application of the “constructive ownership” regime discussed below. The deductibility of capital losses is subject to certain limitations.

Possible Consequences Under the “Constructive Ownership” Regime. Because the Reference Fund is a “pass-thru entity,” the securities could be treated as subject to the “constructive ownership” regime of Section 1260 of the Code, in which case the tax consequences of sale, exchange or retirement of the securities could be affected materially and adversely. If a security were treated in whole or in part as a “constructive ownership transaction,” as defined in Section 1260, all or a portion of any long-term capital gain you would otherwise recognize on a sale, exchange or retirement of the securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Under Section 1260, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying pass-thru entity at the inception of the constructive ownership transaction and selling that investment on the date the constructive ownership transaction is closed (i.e., at maturity or earlier disposition). The net underlying long-term capital gain should generally equal the amount of long-term capital gain you would have recognized if on the issue date you had invested the face amount of the securities sold, exchanged or retired in shares of the Reference Fund and sold those shares for their fair market value on the date your securities are sold, exchanged, or retired. Generally, unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the term you held the securities in question, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years.

It is possible that the impact of the application of these rules might be relatively small, depending on the terms of a particular offering of securities, because it may be fairly unlikely that you would recognize long-term capital gain significantly in excess of the “net underlying long-term capital gain” that you would have recognized if you had invested directly in the Reference Fund on the issue date. However, for a number of reasons, including among others because the constructive ownership rules would, assuming they applied, require you to prove by clear and convincing evidence that your long-term capital gain does not in fact exceed the long-term capital gain that you would have recognized if you had invested directly in the Reference Fund, there can be no assurance that some or all of the long-term capital gain that you recognize on a sale or exchange of a security (including an early exchange or redemption at maturity) will not be subject to recharacterization under these rules. The relevant term sheet may disclose additional details regarding the potential application of these rules. You should consult your tax adviser regarding the potential application of the constructive ownership rules.

Possible Alternative Tax Treatments of an Investment in the Securities. Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, securities having a term from issuance to maturity (including the last possible date that the securities could be outstanding) exceeding one year would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though this amount may exceed the coupon payments in each year. In addition, the receipt of shares of the Reference Fund at maturity or upon early exchange would be a taxable event, and any gain or loss on the sale, exchange or retirement of the securities would generally be treated as ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

On December 7, 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to Non-U.S. Holders

The following discussion applies to you only if you are a non-U.S. holder. You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust. The discussion that follows is limited in scope and does not discuss all of the U.S. federal income tax consequences that may be relevant to you as an owner of the securities.

We will treat any coupon payments made to you as subject to withholding at a rate of 30% unless you comply with certification requirements to establish that you are not a U.S. person and are eligible for a reduction of or an exemption from withholding (e.g., under an applicable income tax treaty). You should consult your tax adviser regarding these certification requirements and the possibility of obtaining a refund of any amounts withheld.

As described above under “Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” on December 7, 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. holders should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis.

You should consult your tax adviser regarding all of the U.S. federal income taxes that may be relevant to you as an owner of the securities, including the issues presented by the December 7, 2007 notice, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Backup Withholding and Information Reporting

The cash proceeds received from a sale, exchange or settlement of the securities will be subject to, and we intend to treat coupon payments as being subject to, information reporting unless you are an exempt recipient (such as a domestic corporation). These amounts may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you comply with the certification procedures described in the preceding section, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The original issue price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in shares of the Reference Fund or instruments whose value is derived from the Reference Fund, as well as taking positions in the securities held by the Reference Fund. While we cannot predict an outcome, such hedging activity or our other hedging or investment activity could potentially increase the price of shares of the Reference Fund on any Trading Day as well as the Initial Fund Price, and, therefore, effectively establish a higher price at which shares of the Reference Fund must trade for you to receive at maturity of the securities the Face Amount of your securities (in addition to coupon payments on the securities). From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in shares of the Reference Fund or instruments whose value is derived from shares of the Reference Fund. Although we have no reason to believe that any of these activities will have a material impact on the price of shares of the Reference Fund or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE REFERENCE FUND

In the relevant pricing supplement, we will provide summary information regarding the business of the issuer of the Reference Fund based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuer of the Reference Fund may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant pricing supplement relate only to the securities offered thereby and do not relate to the Reference Fund or other securities of the issuer of the Reference Fund. We have derived any and all disclosures contained in this product supplement and the relevant pricing supplement regarding the issuer of the Reference Fund from the publicly available documents described above. In connection with the offering of the securities, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer of the Reference Fund. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the issuer of the Reference Fund is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of shares of the Reference Fund have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the Reference Fund could affect the payment at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Fund.

We and/or our affiliates may currently or from time to time engage in business with the issuer of the Reference Fund, including extending loans to, or making equity investments in, such issuer or providing advisory services to such issuer, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Reference Fund or its issuer, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Reference Fund or its issuer, and these reports may or may not recommend that investors buy or hold the Reference Fund. As a prospective purchaser of a security, you should undertake an independent investigation of the Reference Fund or its issuer as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

We describe various risk factors that may affect the market value of your securities, and the unpredictable nature of that market value, under “Risk Factors” above.

UNDERWRITING

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA, as agents, and certain other agents that may be party to either Distribution Agreement from time to time (each, an “Agent” and, collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of securities has agreed to purchase, and we have agreed to sell, the aggregate Face Amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees in the amount set forth in the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the FINRA regarding an FINRA member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.